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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES
                              --------------------

                                        STATE OF                  PERCENTAGE
         NAME                         INCORPORATION                OWNERSHIP
         ----                         -------------                ---------

1.  Sentex Systems, Inc.                Delaware                     100%

2.  Sentex Acquisition Corporation      Delaware                     100%

3.  Sentex Merger Corp.                 Delaware                     100%